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                                                                   Exhibit 10.24

                          FELDMAN MALL PROPERTIES, INC.

                        WAIVER AND CONTRIBUTION AGREEMENT

      This is an agreement dated as of November 15, 2004 between Scott Jensen (the "Contributor"), Feldman Mall Properties, Inc., a Maryland corporation (the "Company"), and Feldman Equities Operating Partnership, LP, a Delaware limited partnership (the "Partnership").

      WHEREAS, Contributor has entered into agreements with the Company and Partnership, including the agreements described on Schedule A hereto (together, the "Contribution Agreements"), pursuant to which the Contributor will receive shares of common stock in the Company and/or units of limited partnership interest in the Partnership (together, the "Securities");

      WHEREAS, the offer and sale of the Securities to the Contributor (the "Private Offering") has been structured as a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), by virtue of Section 4(2) and/or Regulation D promulgated thereunder;

      WHEREAS, the Company is conducting a public offering of its common stock (the "Public Offering") pursuant to a Registration Statement on Form S-11 (Registration No. 333-118246);

      WHEREAS, a question has arisen as to whether the private offering exemption is available for the Private Offering;

      WHEREAS, in the event that the private offering exemption is not available, Contributor may have rights under federal or state securities laws, common law or otherwise to bring an action against the Company and/or the Partnership seeking rescission of the Private Offering and/or damages against the Company or the Partnership; and
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      WHEREAS, the Company is unable to proceed with the Public Offering unless
Contributor enters into this Agreement pursuant to which Contributor will provide the waivers and releases and the other agreements set forth below;

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, Contributor, the Company and the Partnership do hereby covenant and agree as follows:

      1. Contributor Acknowledgments. Contributor hereby expressly acknowledges to the Company and the Partnership that Contributor is aware that Contributor may have rights under federal or state securities laws, common law or otherwise to rescission of the Private Offering and/or to recover damages against the Company or the Partnership arising out of the Private Offering or the availability or validity (or lack thereof) of the private offering exemption. Contributor further acknowledges that (i) Contributor will be receiving material benefits from the completion of the Private Offering, which benefits will only be available to Contributor if the Company is able to complete the Public Offering, and (ii) the Company will not be able to complete the Public Offering unless Contributor executes this Agreement.

      2. Waiver and Release. Contributor hereby knowingly and voluntarily agrees to irrevocably waive any rights that Contributor may have under federal or state securities laws, common law or otherwise for rescission of the Private Offering and/or to recover damages against the Company, the Partnership, their respective partners, stockholders, directors and officers, and any person who controls the Company or the Partnership within the meaning of Section 15 of the Securities Act, and the successors and assigns of all of the foregoing persons (such persons, together with the Company and the Partnership, being referred to as the "Company Affiliates") arising out of the Private Offering or the availability or validity (or lack thereof) of the private offering exemption. Contributor agrees that such waiver shall be binding on Contributor and his heirs, executors, administrators, successors and assigns. In addition, Contributor hereby knowingly and voluntarily releases the Company Affiliates from any and all actions, causes of action, claims, grievances, complaints or demands of any kind whatsoever, whether known or unknown which Contributor or his heirs, executors, administrators, successors, or assigns ever had or may have against any of the Company Affiliates arising out of the Private Offering or the availability or validity (or lack thereof) of the private offering exemption.
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      3. Contribution. Contributor further agrees that if the waiver and release in paragraph 2 is found by a court of competent jurisdiction to be unavailable to or unenforceable by the Company or the Partnership and Contributor shall, notwithstanding the agreements made by Contributor in paragraph 2, commence an action against any Company Affiliate seeking rescission of the Private Offering or damages against any Company Affiliate arising out of the Private Offering or the availability or validity (or lack thereof) of the private offering exemption and Contributor shall prevail in such action, Contributor agrees to contribute to the Partnership any amounts recovered by Contributor in respect of any such action. Contributor agrees that any amounts contributed shall not be deemed a capital contribution made by Contributor nor shall such amounts increase the partnership interest held by Contributor in the Partnership.

      4. Indemnification. Contributor further agrees to indemnify, defend and hold harmless the Company Affiliates from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which any such Company Affiliate may incur as a result of any action brought by Contributor arising out of or relating to the Private Offering and/or the availability or validity (or lack thereof) of the private offering exemption.

      5. Consultation with Counsel. Contributor acknowledges that he was advised in writing to consult with legal counsel before signing this Agreement.

      6. Miscellaneous. The parties further agree as follows:

            (a) This Agreement may be amended only by a document signed by each of the parties hereto.

            (b) This Agreement will be governed by, and construed under, the laws of the State of New York, without giving effect to any conflicts of laws principals which would apply the law of another jurisdiction.

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            (c) This Agreement may be executed in two or more counterparts, or on counterpart signature pages. Each of those counterparts will be deemed an original, but all of them together will constitute one and the same agreement.

            (d) The parties agree that each Company Affiliate (other than the Company and the Partnership who are parties hereto) shall be third party beneficiaries of this Agreement.

      IN WITNESS WHEREOF, this Waiver and Contribution Agreement has been executed by the parties hereto as of the date first written above.

                      Contributor

                      /s/ Scott Jensen
                      ------------------------------
                      Name: Scott Jensen


                      Feldman Mall Properties, Inc.


                      By: /s/ Larry Feldman
                          -----------------------------------------------------
                          Name:  Larry Feldman
                          Title: Chairman and Chief Executive Officer


                      Feldman Equities Operating Partnership, LP


                      By: Feldman Holdings Business Trust I, its general partner


                      By: /s/ Larry Feldman
                          -----------------------------------------------------
                          Name:  Larry Feldman
                          Title: Trustee